CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
           PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE WARRANT ISSUED PURSUANT TO THIS PARTICIPATION WARRANT AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

                         PARTICIPATION WARRANT AGREEMENT
                       To Purchase Shares of Common Stock
                          Dated as of November 17, 1999
                           PRICELINE.COM INCORPORATED
                             a Delaware Corporation

                                                   Issue Date: November 17, 1999

THIS CERTIFIES THAT, Continental Airlines, Inc. (the "Warrant Holder"), with a place of business at 1600 Smith Street, Houston, Texas 77002, for value received, is entitled, upon the terms and subject to the conditions of this Participation Warrant Agreement (this "Warrant Agreement"), to subscribe for and purchase fully-paid and non-assessable shares of common stock, par value $.008 per share (the "Common Stock"), of priceline.com Incorporated, a Delaware corporation (the "Company").

      1. Issuance of Warrants. On the Issue Date, the Company will issue to the Warrant Holder warrants (the "Warrants") to acquire Five Hundred Thousand (500,000) shares of the Common Stock (the "Shares"), subject to adjustment as hereinafter provided pursuant to Section 10 herein.

      2. Exercise Price. The Warrants have an exercise price of $59.93 per share of Common Stock, as adjusted pursuant to the provisions of Section 10 of this Warrant Agreement (the "Exercise Price").

      3. Term. The Warrants are fully vested on the Issue Date. Except as otherwise provided herein, the term of the Warrants and the right to purchase Shares as granted herein shall be exercisable on the fifth (5th) anniversary of the Issue Date; provided, further, that if any of the Warrants first become exercisable on the fifth (5th) anniversary of the Issue Date, the Warrant Holder will have an additional six months thereafter to exercise its purchase rights in respect of those Warrants (the end of such five year period and additional six months, if applicable, being referred to herein as the "Termination Date").

      4. Exercise Events.

            (a) General. Unless otherwise exercisable at an earlier date, in accordance with this Section 4, all of the Warrants shall be fully exercisable commencing on the fifth anniversary of the Issue Date.

            (b) Early Exercise Rights. Subject to the provisions of Section 4(d) hereof, Warrant Holder shall have the following early exercise rights:

                  (i) The Warrant Holder will have the right at any time during the first Measuring Period (as defined in Section 4(c) below) and at any time thereafter until the Termination Date, to exercise Warrants equal to

[**]=Confidential Treatment requested for redacted portion

                        [**]% or [**]% of the Shares, as applicable, subject to adjustment as provided in Section 10 hereof, provided that, except as otherwise provided in Sections 4(b)(iii) and 4(b)(iv) hereof, (i) the right to exercise Warrants for [**]% of the Shares shall not accrue unless and until Warrant Holder has, on an aggregated basis with respect to the first Measuring Period, achieved at least $[**] million of Net Revenue (as also defined in Section 4(c) below) from tickets sold by the Company during such Measuring Period for travel on the Warrant Holder, its subsidiaries and/or on the Warrant Holder's code share partners using Warrant Holder's code (collectively, "Warrant Holder and its Code Share Partners"), and (ii) the right to exercise Warrants for [**]% of the Shares shall not accrue unless and until Warrant Holder has, on an aggregated basis with respect to the first Measuring Period, achieved at least $[**] million of Net Revenue from tickets sold by the Company during such Measuring Period for travel on the Warrant Holder and its Code Share Partners.

                  (ii) The Warrant Holder will have the right at any time during the second Measuring Period and all remaining Measuring Periods thereafter and at any time after the applicable Measuring Period until the Termination Date, to exercise Warrants equal to [**]% or [**]% of the Shares, as applicable, subject to adjustment as provided in Section 10 hereof, or such lesser percentage of the Shares as shall constitute all of the remaining Shares not then exercisable; provided that (i) the right to exercise Warrants for [**]% of such Shares shall not accrue unless and until the Warrant Holder has, on an aggregated basis with respect to the applicable Measuring Period, achieved at least $[**] million of Net Revenue from tickets sold by the Company during such Measuring Period for travel on the Warrant Holder and its Code Share Partners, and (ii) the right to exercise Warrants for [**]% of such Shares shall not accrue unless and until the Warrant Holder has, on an aggregated basis with respect to the applicable Measuring Period, achieved at least $[**] million of Net Revenue from tickets sold during such Measuring Period for travel on the Warrant Holder and its Code Share Partners.

                  (iii) Notwithstanding the Net Revenue benchmarks specified in clauses (i) and (ii) of this Section 4(b) for the early exercisability of Warrants, if, with respect to any Measuring Period, the Warrant Holder fails to achieve the minimum Net Revenue from ticket sales by the Company for travel on Warrant Holder and its Code Share Partners necessary to enable Warrant Holder to exercise Warrants for the [**]% or [**]% portion of Shares that would otherwise become exercisable if such benchmarks were achieved with respect to such Measuring Period, then, effective on the last day of such Measuring Period and thereafter at any time until the Termination Date, Warrant Holder (i) shall have the right to exercise Warrants for the [**]% portion of Warrants that would have otherwise become exercisable upon achieving the corresponding Net Revenue benchmark for such Measuring Period, if Warrant Holder and its Code Share Partners' Net Revenue, expressed


[**]=Confidential Treatment requested for redacted portion
                        as a percentage of the aggregate of all ticket sale net revenues (calculated using the same methodology used to calculate Net Revenue hereunder) achieved by all airlines participating in the Company's "demand collection system" (collectively, "participating airlines") resulting from the Company's sale of airline tickets for travel on such airlines solely for U.S. originating O&D's for such Measuring Period, equals or exceeds [**]% of Warrant Holder's Fair Share (as defined in Section 4(c) below) (the "[**]% Fair Share Threshold") with respect to such Measuring Period, and
                        (ii) shall have the right to exercise Warrants for the [**]% portion of Warrants that would have otherwise become exercisable upon achieving the corresponding Net Revenue benchmark for such Measuring Period, if Warrant Holder and its Code Share Partners' Net Revenue, expressed as a percentage of the aggregate of all ticket sale net revenues (calculated using the same methodology used to calculate Net Revenue hereunder) achieved by all participating airlines resulting from the Company's sale of airline tickets for travel on such airlines solely for U.S. originating O&D's for such Measuring Period, equals or exceeds [**]% of Warrant Holder's Fair Share (the "[**]% Fair Share Threshold") with respect to such Measuring Period.

                  (iv) Notwithstanding the foregoing, if the Warrant Holder does not achieve the $[**] million Net Revenue benchmark specified in clause (i) of this Section 4(b) and Warrant Holder does not achieve the [**]% Fair Share Threshold specified in clause (iii) of this Section 4(b) for the early exercisability of Warrants for the first Measuring Period, Warrant Holder shall have the right upon completion of the first Measuring Period and thereafter until the Termination Date to exercise Warrants for the [**]% portion of Shares that would otherwise become exercisable upon the Company's achieving the $[**] million Net Revenue benchmark or Warrant Holder's achieving the [**]% Fair Share Threshold for such Measuring Period, if, during the entire term of the first Measuring Period, Warrant Holder does not voluntarily participate in any "demand collection system" (as defined in Section 4(b)) for Warrant Holder's sale of airline tickets over the Internet other than the Company's and its affiliates' leisure airline ticket services.

            (c) Measuring Periods and Net Revenue.

                  (i) As used in this Warrant Agreement, the term "Measuring Period" shall mean a 12-month period, with the first such Measuring Period commencing on December 1, 1999 (the "First Ticket Date"). Subsequent Measuring Periods will expire on the second, third, fourth and fifth anniversary of the First Ticket Date, respectively, except that the fifth Measuring Period shall end on the fifth (5th) anniversary of the Issue Date.

                  (ii) As used in this Warrant Agreement, the term "Net Revenue" shall mean the total amount paid or payable by the Company to Warrant Holder for airline tickets sold by the Company for travel on the War-


[**]=Confidential Treatment requested for redacted portion
                        rant Holder and its Code Share Partners, net of federal excise and segment taxes, passenger facility charges and related fees (this is sometimes referred to herein as the "Warrant Holder and its Code Share Partners' Net Revenue"). The parties acknowledge that credit card processing fees, and any processing fees or similar fees charged by the Company to the consumer in connection with the sale of a ticket shall not be included in the calculation of Net Revenue.

                  (iii) As used in this Warrant Agreement, the term "Fair Share"
                        shall mean a fraction, expressed as a percentage, the numerator of which shall be the domestic revenue passenger miles of Warrant Holder as set forth in U.S. DOT Form 41 T-1 Early data (or its successor) with respect to the applicable Measuring Period, and the denominator of which shall be the aggregate revenue passenger miles of all participating airlines (i.e. airlines which have executed airline participation or similar supply agreements with the Company) as set forth in U.S. DOT Form 41 T-1 Early data (or its successor) with respect to the applicable Measuring Period. The Chief Executive Officer or Chief Financial Officer of the Company shall certify in writing to Warrant Holder, on a quarterly basis (as promptly as practicable after the end of each quarter contained in a Measuring Period), or as otherwise reasonably requested by Warrant Holder (or, if the Warrant Holder has achieved any early exercise right described in Section 4(b), promptly after Warrant Holder has achieved such early exercise right), the calculation of Net Revenue, Fair Share and any other measurement necessary to determine whether Warrant Holder has achieved the early exercise rights described in Section 4(b). Additionally, following the sixth (6th) month of any Measuring Period, the Company will provide Warrant Holder with monthly reports of its Measuring Period year- to-date Net Revenue and Fair Share measurements.

            (d) Warrant Holder's right to early exercise under Section 4(b) is contingent upon Warrant Holder's participating exclusively in the Company's leisure airline ticket service as the only "demand collection system" for Warrant Holder's sale of airline tickets over the Internet. For purposes of this
Section 4(d), "demand collection system" is narrowly defined as an airline ticket service that (i) enables a consumer to name the price the consumer is willing to pay for one or more airline tickets (ii) enables the seller to bind the consumer to the consumer's offer price upon the seller's acceptance of the consumer's offer, and (iii) does not permit the consumer to specify the exact airline on which the consumer is willing to fly. In order for Warrant Holder to be entitled to the early exercise rights specified in Section 4(b), Warrant Holder must not at any time between the date hereof and the date Warrant Holder exercises the Warrants pursuant to an early exercise of Warrants in accordance with Section 4(b), participate in any "demand collection system" other than the Company's for the sale of airline tickets over the Internet for carriage on one or more airlines including Warrant Holder and/or any of its subsidiaries. For example, if in the first Measuring Period, the Company achieves Net Revenue that would entitle the Warrant Holder to exercise Warrants for 25% of the Shares, the Warrant Holder will be entitled to exercise such Warrants at all times thereafter until the Termination Date so long as the Warrant Holder at all times from the date hereof though the date of such exercise has not participated in another "demand collection system" for the sale of airline tickets over the Internet for carriage on one or more airlines including Warrant Holder and/or any of its subsidiaries. If at any time from the date hereof though to the fifth 5th anniversary of the Issue Date, the Warrant Holder participates in another "demand collection system" for the sale of airline tickets over the Internet for carriage on one or more airlines including Warrant Holder and/or any of its subsidiaries, the Warrant Holder's early exercise rights will terminate


[**]=Confidential Treatment requested for redacted portion and be of no further force or effect, and such Warrants will become exercisable on the fifth 5th anniversary of the Issue Date (but no such participation after an exercise shall invalidate or otherwise have any effect on such exercise, the Shares issued in connection therewith or any other rights of Warrant Holder other than early exercise rights).

      5.    Exercise of Purchase Rights.

            (a) Subject to the provisions of Section 4 of this Warrant Agreement, the purchase rights represented by this Warrant Agreement are exercisable by the Warrant Holder, in whole or in part, at any time, or from time to time during the period set forth in Section 3 above, by tendering to the Company at its principal office a duly completed and executed notice of exercise in the form attached hereto as Exhibit A (the "Notice of Exercise"), the Warrants and the Exercise Price. Upon receipt of such items, the Company shall issue to the Warrant Holder a certificate for the number of shares of Common Stock purchased. The Warrant Holder, upon exercise of the Warrants, shall be deemed to have become the holder of the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which the Warrants are exercised. In the event of any exercise of the rights represented by the Warrants, certificates for the Shares so purchased shall be delivered to the Warrant Holder or its designee as soon as practical and in any event within ten (10) business days after receipt of such notice and, unless the Warrants have been fully exercised or expired, new Warrants representing the remaining portion of the Warrants and the underlying Shares, if any, with respect to which this Warrant Agreement shall not then have been exercised shall also be issued to the Warrant Holder as soon as possible and in any event within such ten-day period.

            (b) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Warrants for cash, the Warrant Holder may elect to receive shares equal to the value (as determined below) of the Warrants (or portion thereof being canceled) by surrender of the Warrants at the principal office of the Company together with the duly executed Notice of Exercise in which event the Company shall issue to the Warrant Holder a number of shares of Common Stock computed using the following formula: X=Y(A-B)/ A WHERE X= the number of shares of Common Stock to be issued to the Warrant Holder; Y= the number of shares of the Common Stock purchasable under the Warrants or, if only a portion of the Warrants is being exercised, the portion of the Warrants being canceled (at the date of such calculation); A= the fair market value of one share of the Company's Common Stock (at the date of such calculation); and B= Exercise Price (at the date of such calculation). For purposes of the above calculation, fair market value of one share of the Common Stock shall be equal to the closing trading price of the Company's Common Stock on the day immediately prior to the date the Notice of Exercise is tendered to the Company.

      6. Reservation of Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights to purchase the Shares as provided in this Warrant Agreement. All of the Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, and free and clear of all preemptive rights.

      7. No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant Holder's rights to purchase the Shares.

      8. No Rights as Shareholder. This Warrant Agreement does not entitle the Warrant Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant Holder's rights to purchase the Shares as provided for herein.

      9. Redemption. The Warrants represented by this Warrant Agreement are not redeemable by the Company.


[**]=Confidential Treatment requested for redacted portion

      10. Adjustment Rights. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time, as follows:

            (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder of the Warrants evidenced hereby shall thereafter be entitled to receive upon exercise of rights herein granted, during the period specified herein and upon payment of the aggregate Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant Agreement would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the holder after the merger or consolidation. The Company will not effect any such merger or consolidation unless, prior to the consummation thereof, the successor corporation shall assume, by written instrument reasonably satisfactory in form and substance to the Warrant Holder, the obligations of the Company under the Warrants.

            (b) Reclassification, Etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such subdivision, combination, reclassification or other change.

            (c) Split, Subdivision or Combination of Shares. If the Company at any time shall split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable pursuant to this Warrant Agreement shall be proportionately increased. If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Shares issuable pursuant to this Warrant Agreement shall be proportionately decreased.

            (d) Stock Dividends. If the Company at any time shall pay a dividend payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. The Warrant Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

            (e) Other Changes. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 10 are not strictly applicable or if strictly applicable, would not fairly protect the purchase rights of the Warrant Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of and class of shares available under the Warrants, the Exercise Price or the application of such provisions, so as to protect the purchase rights of the Warrant Holder. The adjustment shall be such as will give the Warrant Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares or other property as the Warrant Holder would have owned had the Warrants been exercised prior to the event and had the Warrant Holder continued to hold such shares until after the event requiring adjustment.


[**]=Confidential Treatment requested for redacted portion

            (f) Notice of Adjustments; Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant. The Company shall give written notice to the Warrant Holder at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions. The Company shall also give written notice to the Warrant Holder at least 30 business days prior to the date on which a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation shall take place.

            (g) No Change of Warrant Necessary. Irrespective of any adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrant, unless the Warrant Holder otherwise requests, this Warrant Agreement may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant Agreement as initially executed.

      11. Representations and Warranties of the Warrant Holder.

      The Warrant Holder hereby represents and warrants to the Company as follows:

            (a) Existence and Power. The Warrant Holder is a (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant Agreement.

            (b) Authorization; No Contravention. The execution, delivery and performance by the Warrant Holder of this Warrant Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action of the Warrant Holder and (ii) do not contravene the terms of the Certificate of Incorporation or By-laws of the Warrant Holder, each as amended as of and through the Issue Date.

            (c) Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption or authorization of any governmental authority or agency, or of any other person or entity, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Warrant Holder of this Warrant Agreement or the transactions contemplated hereby.

            (d) Binding Effect. This Warrant Agreement has been duly executed and delivered by the Warrant Holder and constitutes the valid and binding obligations of the Warrant Holder, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

            (e) Purchase for Own Account. The Warrants issued to the Warrant Holder pursuant to this Warrant Agreement, and the Shares to be issued upon vesting and exercise thereof, are being or will be acquired for the Warrant Holder's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state.


[**]=Confidential Treatment requested for redacted portion

            (f) Restricted Securities. The Warrant Holder understands that the Warrants and the Shares issuable upon vesting and exercise of the Warrants, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to
Section 4(2) of the Securities Act and that reliance of the Company on such exemption is predicated in part on such Warrant Holder's representations set forth herein. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Warrant Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrants, the business of the Company, and to obtain additional information to such Warrant Holder's satisfaction.

            (g) Accredited Investor. The Warrant Holder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

      12. Compliance with Securities Act; Transferability of Warrant or Shares of Common Stock.

            (a) Compliance with Securities Act. The Warrant Holder, by acceptance hereof, agrees that the Warrants, and the shares of Common Stock to be issued upon exercise of the Warrants, are being acquired for investment and that such Warrant Holder will not offer, sell or otherwise dispose of the Warrants, or any shares of Common Stock to be issued upon exercise of the Warrants except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The Warrants and all shares of Common Stock issued upon exercise of the Warrants (unless registered under) the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION."

            (b) Exchange, Transfer, Assignment. The Warrants cannot be exchanged, transferred or assigned otherwise than in accordance with applicable law. Upon compliance with applicable law and surrender of the Warrants to the Company with the Assignment Form annexed hereto as Exhibit B duly executed, and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant Agreement in the name of the heir, devisee or assignee named in such instrument of assignment and this Warrant Agreement shall promptly be canceled. Subject to the terms hereof, the Warrants may be assigned in whole or in part.

      13. Restricted Securities. The Warrant Holder understands that the Warrants and the Shares issuable upon vesting and exercise of the Warrants, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to
Section 4(2) of the Securities Act based on the representations of the warrant Holder set forth herein. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Warrant Holder further represents that it has had the opportunity to ask questions


[**]=Confidential Treatment requested for redacted portion of and receive answers from the Company concerning the terms and conditions of the Warrants, the business of the Company, and to obtain additional information to such Warrant Holder's satisfaction. The Warrant Holder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

      14. Registration Rights. Upon the parties' execution of this Warrant Agreement and the Acknowledgment and Agreement to the Amended and Restated Registration Rights Agreement attached hereto as Exhibit C, Warrant Holder shall be made a party to that certain Amended and Restated Registration Rights Agreement, dated as of December 8, 1998, by and among the Company, the stockholders of the Company named therein and such other stockholders and warrant holders of the Company made a party thereto. In addition, concurrently with the execution of this Warrant Agreement, the Company agrees to enter into an agreement with Warrant Holder, in form and substance reasonably satisfactory to Warrant Holder, which shall grant Warrant Holder the right to transfer its registration rights pursuant to such Amended and Restated Registration Rights Agreement dated as of December 8, 1998 to any assignee or assignees of all or any part of this Warrant or the Shares issuable upon exercise hereof, which assignees, upon their execution and delivery of an Acknowledgment and Agreement to the Amended and Restated Registration Rights Agreement substantially in the form of Exhibit C hereto (with appropriate changes therein) shall each have all the rights and obligations of a Demand Stockholder (as defined in such Agreement) under such Agreement; provided that no registration statement with respect to less than a minimum of 250,000 Shares shall be required to be effected by the Company thereunder for the benefit of any such assignee.

      15. Miscellaneous.

            (a) No Consequential Damages. No party hereto shall be entitled to consequential damages as a result of any breach of a covenant, representation or warranty contained herein.

            (b) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (i)  if to the Company, to:

                    priceline.com Incorporated
                    Five High Ridge Park
                    Stamford, CT 06905
                    Telecopy: (203) 595-8345
                    Attention: General Counsel

            and to:

                    Skadden, Arps, Slate, Meagher, & Flom, L.L.P.
                    One Rodney Square
                    Wilmington, DE 19801
                    Telecopy: (302) 651-3001
                    Attention: Patricia Moran Chuff, Esq.

               (ii) if to the Warrant Holder, to:

                    Continental Airlines, Inc.
                    1600 Smith Street
                    Houston, TX 77002


[**]=Confidential Treatment requested for redacted portion

                    Attention: Jim Compton
                    Title: Vice President -- Pricing and
                    Revenue Management
                    Phone:
                    Fax: 713-324-2141

             and to:

                    Continental Airlines, Inc.
                    1600 Smith Street
                    Dept. HQS-EO
                    Telephone:
                    Telecopy: 713-324-2687
                    Attention: General Counsel

            (c) All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

            (d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No person, other than the parties hereto and their successors and permitted assigns, is intended to be a beneficiary of this Agreement.

            (e) Amendment and Waiver.

                  (i) No failure or delay on the part of the Company, or the Warrant Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company and the Warrant Holder at law, in equity or otherwise.

                  (ii) Any amendment, supplement or modification of or to any provision of this Warrant Agreement, any waiver of any provision of this Warrant Agreement, and any consent to any departure by the Company or the Warrant Holder from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Warrant Holder.

            (f) Counterparts. This Warrant Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) Headings. The headings in this Warrant Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


[**]=Confidential Treatment requested for redacted portion

            (h) GOVERNING LAW. THIS WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

            (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            (j) Entire Agreement. This Warrant Agreement, together with the exhibits hereto is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter. For the avoidance of doubt, this Warrant Agreement and its Exhibits shall not in any way affect that certain Participation Warrant Agreement dated July 16, 1999, as amended by First Amendment to Participation Warrant Agreement dated as of November 17, 1999, between the Company and Warrant Holder.

            (k) Publicity. Except as may be required by law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Warrant Agreement or the transactions contemplated hereby, without prior approval by the other party (which approval shall not be unreasonably withheld); provided, however, that nothing in this Warrant Agreement shall restrict the Warrant Holder from disclosing information
(a) that is already publicly available and (b) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with the Warrant Holder's investment or participation in the Company. If any announcement is required by law to be made by any party hereto concerning this Warrant Agreement or the transactions contemplated hereby, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

            (l) Charges; Taxes and Expenses. Issuance of certificates for shares upon the exercise of the Warrants shall be made without charge to the Warrant Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

            (m) Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

            (n) Lost Warrants. The Company covenants to the Warrant Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant Agreement, the Company will make and deliver a new Warrant Agreement of like tenor, in lieu of the lost, stolen, destroyed or mutilated document.

            (o) Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise


[**]=Confidential Treatment requested for redacted portion fulfilling, or causing the fulfillment of, the various obligations made herein), as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant Agreement.


[**]=Confidential Treatment requested for redacted portion

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed and delivered by the authorized officers of each of the undersigned.


                              PRICELINE.COM INCORPORATED

                              By: ________________________________
                                  Name:
                                  Title:


                              CONTINENTAL AIRLINES, INC.

                              By: ________________________________
                                  Name:
                                  Title:


[**]=Confidential Treatment requested for redacted portion

EXHIBIT A

NOTICE OF EXERCISE

To:  priceline.com Incorporated

          1. ___ The undersigned hereby elects to purchase __________ shares of the Common Stock of priceline.com Incorporated pursuant to the terms of the Participation Warrant Agreement, dated as of __________, 1999, by and between priceline.com Incorporated and the undersigned (the "Warrant Agreement"), and tenders herewith payment of the purchase price of such shares in full.

               ___ The undersigned hereby elects to convert ___________ percent (____%) of the value of the Warrants pursuant to the provisions of Section 5(b) of the Warrant Agreement.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned.

                                 CONTINENTAL AIRLINES, INC.


                                 By: _______________________________

                                 ___________________________________
                                 (Print Name of Signatory)

                                 ___________________________________
                                 (Title of Signatory)

Date: __________________


[**]=Confidential Treatment requested for redacted portion

EXHIBIT B

ASSIGNMENT FORM

TO: priceline.com Incorporated

The undersigned hereby assigns and transfers unto ________________________ of _______________________________________________________________________ (Please
typewrite or print in block letters) the right to purchase ____________ shares of the common stock of priceline.com Incorporated subject to the Participation Warrant Agreement, dated as of ________________, 1999, by and between priceline.com Incorporated and the undersigned (the "Warrant Agreement").

This assignment complies with the provisions of Section 12(b) of the Warrant Agreement and is accompanied by funds sufficient to pay all applicable transfer taxes.

                                 CONTINENTAL AIRLINES, INC.


                                 By: _______________________________

                                 ___________________________________
                                 (Print Name of Signatory)

                                 ___________________________________
                                 (Title of Signatory)

Date: __________________


[**]=Confidential Treatment requested for redacted portion

EXHIBIT C

ACKNOWLEDGMENT AND AGREEMENT
TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      WHEREAS, pursuant to a Participation Warrant Agreement, the undersigned received a warrant to purchase 500,000 shares of common stock, par value $.008 per share (the "Shares"), of priceline.com Incorporated, a Delaware corporation (the "Company"); and

WHEREAS, the undersigned wishes to receive certain registration rights with respect to such Shares; and

      WHEREAS, the undersigned has reviewed a copy of that certain Amended and Restated Registration Rights Agreement, dated as of December 8, 1998 (the "Agreement"), among the Company, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 50, L.P. and the stockholders named therein and has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms.

      NOW, THEREFORE, in consideration of the mutual premises contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby acknowledges and agrees that (i) the undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, (iii) the undersigned does hereby agree fully to be bound by the Agreement as a "Demand Stockholder" (as therein defined), and upon the execution and delivery of this Acknowledgment and Agreement by the Company, the undersigned shall have all the rights and obligations under the Agreement as a Demand Stockholder, and (iv) the undersigned does hereby name Jeffery A. Smisek to serve as their representative under the Agreement.

      This 17th day of November, 1999.

Acknowledged and agreed:

PRICELINE.COM INCORPORATED                CONTINENTAL AIRLINES, INC.


By: _____________________________         By: ___________________________
    Name:                                     Name:
    Title:                                    Title:


[**]=Confidential Treatment requested for redacted portion

                                      C-1